UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ANYTHINGIT INC.
(Exact name of registrant has specified in its charter)

Delaware	22-3767312
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
not applicable	not applicable

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☐

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☑

Securities Act registration statement file number to which this form relates: 333-174109 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common stock is hereby incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-174109.

Item 2.    Exhibits.

Exhibit No.	Description

2.1	Certificate of Ownership and Merger of Access Direct, Inc. and AnythingIT Inc. (1)
3.1	Certificate of Incorporation of AnythingIT Inc. (1)
3.2	Certificate of Correction of AnythingIT Inc. (1)
3.3	Certificate of Amendment to the Certificate of Incorporation of AnythingIT Inc. (1)
3.4	Bylaws of AnythingIT Inc. (1)
4.1	Form of Series A and Series B Warrant (1)
4.2	Form of Series C Warrant (1)
4.3	Form of Series D and Series E Warrant (1)
4.4	Form of 12% convertible promissory note (1)
4.5	Form of Placement Agent Warrant for 2010 unit offering (1)
4.6	Form of Placement Agent Warrant for 2011 note offering (1)
4.7	Form of Placement Agent Warrant for 2011 unit offering (1)

(1)           Incorporated by reference to the Registration Statement on Form S-1, SEC File No. 333-174109, as amended, as declared effective by the SEC on November 4, 2011.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ANYTHINGIT INC.

November 4, 2011	By:	/s/ David Bernstein
David Bernstein, Chief Executive Officer

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